Exhibit 10.26
Description of Arrangements for Directors Fees

Description of Arrangement for Directors Fees

Except as set forth below, the following sets forth the amount of fees payable to outside directors of NBT Bancorp for their services as Directors in fiscal year 2006:

Event	Fee

Annual retainer	Cash - $5,000 Restricted Stock - $10,000

Board meeting attended	$900 per meeting

Telephonic board meeting	$900 per meeting

Committee meeting attended	Chairman $900, Member $600

Telephonic committee meeting	Chairman $900, Member $600

Deferred common stock	400 Shares

Common stock options	1,000 shares multiplied by the number of board meetings attended in the prior year and divided by the number of meetings held in the prior year.

Special meeting held with committee member representative at the request of management	$900 per meeting

The Chairman of the Board’s annual stock retainer is $50,000 (in the form of unrestricted stock), his annual stock option award is 5,000 multiplied by the number of board meetings attended during the year and divided by the number of meetings held and he receives $1,000 for each board and committee meeting attended.